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                                                                 Exhibit (e)(4)

                                 THE GALAXY FUND

                             DISTRIBUTION AGREEMENT
                                 Amendment No. 3


                                                              ____________, 2000


Provident Distributors, Inc.
3200 Horizon Drive
King of Prussia, PA  19406

Dear Sirs:

                  This letter is to confirm that the undersigned, The Galaxy Fund (the "Trust"), a Massachusetts business trust, has agreed that the Distribution Agreement between the Trust and Provident Distributors, Inc. ("PDI") dated as of December 1, 1999 (the "Agreement") is herewith amended to provide that PDI shall be the distributor for the Trust's Pan Asia Fund on the terms and conditions contained in the Agreement.

                  If the foregoing is in accordance with your understanding, will you so indicate by signing and returning to us the enclosed copy hereof.


                                     Very truly yours,

                                     THE GALAXY FUND


                                     By:
                                            -----------------------------
                                     Name:  John T. O'Neill
                                     Title: President


Accepted:

PROVIDENT DISTRIBUTORS, INC.


By:
      -----------------------------
Name:
Title: